UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2009

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Oskar-Messter-Str. 13, Ismaning, Germany,		85737
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+49 89 95 95 5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2009, the Board of Directors of SCM Microsystems, Inc. ("SCM" or the "Company") approved and adopted a new form of Indemnification Agreement to be entered into, from time to time, with each of the directors and executive officers of the Company. The Indemnification Agreement provides indemnity, including the advancement of expenses, to the directors and executive officers of the Company against liabilities incurred in the performance of their duties to the fullest extent permitted by the Delaware General Corporation Law. Each of the current directors and executive officers is expected to enter into the new form of Indemnification Agreement with the Company, which will supersede the prior form of Indemnification Agreement (filed as Exhibit 10.1 to SCM’s Registration Statement on Form S-1 (File No. 333-29073)) that may have been entered into between each of them and the Company. A copy of the new form of Indemnification Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Please see the information set forth above in Item 1.01, which is incorporated by reference into this Item 1.02.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
Exhibit Description
10.1 Form of Indemnification Agreement entered into between SCM and its executive officers and directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

March 24, 2009	By:	/s/ Stephan Rohaly

Name: Stephan Rohaly
Title: Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement entered into between SCM and its executive officers and directors